Exhibit 99.1

Hannon Armstrong Sustainable Infrastructure Capital, Inc. Announces Q1 2014 Core Earnings of $0.20 per share

ANNAPOLIS, Md., May 12, 2014 /PRNewswire/ — Hannon Armstrong Sustainable Infrastructure Capital, Inc. (“Hannon Armstrong,” “we,” “our,” or the “Company;” NYSE: HASI), a leading sustainable infrastructure investor, today reported Core Earnings for the quarter ended March 31, 2014, of $0.20 per share. On a GAAP basis, the Company recorded net income of $2.8 million or $0.17 per share in the quarter.

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“Our first quarter in 2014 continues to build momentum from our 2013 successes as we paid a $0.22 dividend on Core Earnings of $0.20, closed another $125 million in transactions and successfully expanded our origination platform’s breadth and depth in high growth markets,” said Chief Executive Officer Jeffrey Eckel. “The HASI team continues to execute on originations, capital raising, leverage and our interest rate management strategy, setting HASI on a solid footing to profitably grow our dividend from investments in the expanding distributed energy asset markets.”

Highlights

•	Expanded our origination platform by adding SunPower and Soltage as clients in the growing distributed energy asset class

•	Completed over $125 million of transactions in the first quarter, totaling approximately $760 million of transactions in the four quarters since the IPO

•	Raised approximately $70 million in April 2014 in a follow on offering

•	Diversified pipeline of investment opportunities remains in excess of $2.0 billion

•	Newly announced presidential initiative for additional $2.0 billion of federal energy efficiency projects through 2016

“Every quarter since the IPO, we have been impressed with the funding opportunities that are continuing to develop for HASI,” said Mr. Eckel. “The accelerating trend in electric utility markets towards smaller scale distributed energy assets, such as energy efficiency, distributed solar and co-generation, plays to HASI’s historic strengths and is producing high growth investment opportunities with both existing and new origination sources.”

Portfolio

Our portfolio of financing receivables and investments rose to $486.8 million, compared to $467.8 million in the prior quarter. The following is an analysis of the credit quality of the portfolio:

	Investment Grade
	Federal(1)	State, Local, Institutions(2)	Commercial Externally Rated(3)	Commercial Rated Internally(4)	Commercial Other(5)	Total
	(amounts in millions, except for percentages)
Financing receivables	$228.5	$73.5	$—	$92.7	$0.8	$395.5
Investments	—	—	76.2	—	15.1	91.3

Total	$228.5	$73.5	$76.2	$92.7	$15.9	$486.8

% of Total Portfolio	46.9%	15.1%	15.7%	19.0%	3.3%	100%
Average Remaining Balance (6)	$9.8	$24.5	$25.4	$18.5	$15.1	$13.8

(1)	Transactions where the ultimate obligor is the Federal Government. Transactions may have guaranties of energy savings from third party service providers, the majority of which are investment grade rated entities.
(2)	Transactions where the ultimate obligors are state or local governments or institutions such as hospitals or universities where the obligors are rated investment grade (either by an independent rating agency or based upon our credit analysis). Transactions may have guaranties of energy savings from third party service providers, the majority of which are investment grade rated entities.
(3)	Transactions where the projects or the ultimate obligors are commercial entities that have been rated investment grade by one or more independent rating agencies. This includes an investment grade rated debt security with a carrying value of $37.0 million that matures in 2035 whose obligor is an entity whose ultimate parent is Berkshire Hathaway Inc. and an investment grade rated debt security with a carrying value of $34.4 million that matures in 2033 whose obligor is an entity whose ultimate parent is Exelon Corporation. In each case, the carrying value approximates the estimated fair value.
(4)	Transactions where the projects or the ultimate obligors are commercial entities that have been rated investment grade using our internal credit analysis.
(5)	Transactions where the projects or the ultimate obligors are commercial entities that have ratings below investment grade either by an independent rating agency or using our internal credit analysis. Financing receivables are net of an allowance for credit losses of $11.0 million. Investments include a senior debt investment of $15.1 million on a wind project that is owned by NRG Energy, Inc.
(6)	Average Remaining Balance excludes 13 transactions each with outstanding balances that are less than $1.0 million and that in the aggregate total $4.6 million.

First Quarter 2014 Financial Results

Hannon Armstrong reported first quarter Core Earnings of $3.3 million, or $0.20 per share, as compared to Core Earnings of $3.6 million, or $0.22 per share, in Q4 2013. The decrease in Core Earnings is largely attributable to approximately $0.3 million, or $0.02 per share, of higher interest expense resulting from the $100 million 6 year asset-backed debt security issued at the end of December. As set out in the reconciliation table below, Core Earnings represent earnings attributable to the shareholders excluding earnings allocated to minority interest holders, non-cash equity-based compensation, amortization of intangible assets, provision for credit losses and non-cash income taxes. We recorded a GAAP profit attributable to controlling shareholders of $2.8 million or $0.17 per share for the quarter.

Total revenue net of investment interest expense decreased to $5.7 million from $6.2 million in Q4 2013, in large part due to the higher interest expense. For the quarter, GAAP other expenses, net were $2.8 million versus $3.0 million in Q4 2013 with $0.5 million for equity-based compensation and intangible amortization charges added back in both quarters for Core Earnings.

As of March 31, 2014, we had 46% of our debt at fixed rates as shown in the chart below: (amounts in millions):

	March 31, 2014	% of Total
	(amounts in millions)
Floating Rate Credit Facility	$117.1	54.3%
Fixed Rate HASI SYB	98.7	45.7%

Total Debt- March 31, 2014(1)	$215.8	100.0%

(1)	Excludes match-funded non-recourse debt of $150.7 million where the debt is match-funded with corresponding assets and we have no interest rate risk.

The debt to equity leverage at year-end was 1.5 to 1, which we measure using our non-matched funded debt.

“The equity raise combined with our existing credit facilities provide us with several quarters of capital at our planned investment pace,” said Chief Financial Officer Brendan Herron. “We continue to focus on originating high quality assets to grow the portfolio while looking to manage interest rate risk through the use of fixed rate asset-backed securities.”

An explanatory note providing additional details on Core Earnings and the Company’s predecessor entity, including a reconciliation of our net income to Core Earnings, as well as our condensed consolidated statement of operations and balance sheet is attached to this press release.

Conference Call and Webcast Information

Hannon Armstrong will host an investor conference call today at 5:00 pm ET. Interested parties are invited to listen to the conference call by dialing 1-877-407-0784, or for international callers, 1-201-689- 8560, and provide the conference ID # 13579989 or ask for the Hannon Armstrong conference call.

Replays of the entire call will be available through May 19, 2014 at 1-877-870-5176, or, for international callers, at 1-858-384-5517, conference ID # 13579989. A webcast of the conference call will also be available through the Investor Relations section of the Company’s website, www.hannonarmstrong.com.

A copy of this press release is also available on the Company’s website.

About Hannon Armstrong

Hannon Armstrong makes debt and equity investments in sustainable infrastructure projects. The Company focuses on profitable projects that increase energy efficiency, provide cleaner energy, positively impact the environment, or make more efficient use of natural resources. The Company began its business more than 30 years ago, and since 2000, using its direct origination platform, it has provided or arranged over $4.6 billion of financing in more than 475 sustainable infrastructure transactions. Hannon Armstrong targets projects that have high credit quality obligors, fully contracted revenue streams and inherent economic value.

The Company, based in Annapolis, MD, intends to elect and qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes commencing with its taxable year ended December 31, 2013.

Forward Looking Statements

Some of the information contained in this press release are forward-looking statements and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “target,” or similar expressions, are intended to identify such forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements include those discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2013 that was filed with the U.S. Securities and Exchange Commission, as well as in other reports that we file with the SEC. Those factors include:

•	the state of government legislation, regulation and policies that support energy efficiency, clean energy and sustainable infrastructure projects and that enhance the economic feasibility of energy efficiency, clean energy and sustainable infrastructure projects and the general market demands for such projects;

•	market trends in our industry, energy markets, commodity prices, interest rates, the debt and lending markets or the general economy;

•	our business and investment strategy; our relationships with originators, investors, market intermediaries and professional advisers;

•	our ability to complete potential new financing opportunities in our pipeline;

•	competition from other providers of financing;

•	our or any other companies’ projected operating results;

•	actions and initiatives of the U.S. federal, state and local government and changes to U.S. federal, state and local government policies and the execution and impact of actions, initiatives and policies undertaken by these authorities;

•	the state of the U.S. economy generally or in specific geographic regions, states or municipalities; economic trends and economic recoveries;

•	our ability to obtain and maintain financing arrangements on favorable terms, including securitizations; general volatility of the securities markets in which we participate; changes in the value of our assets;

•	our portfolio of assets; our investment and underwriting process;

•	interest rate and maturity mismatches between our assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our target assets;

•	change in commodity prices;

•	effects of hedging instruments on our assets;

•	rates of default or decreased recovery rates on our target assets;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to qualify, and maintain our qualification, as a REIT for U.S. federal income tax purposes

•	our ability to maintain our exception from registration under the Investment Company Act of 1940;

•	availability of opportunities to originate energy efficiency, clean energy and sustainable infrastructure projects;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future; and

•	our understanding of our competition.

Forward-looking statements are based on beliefs, assumptions and expectations as of the date of this press release. We disclaim any obligation to publicly release the results of any revisions to these forward-looking statements reflecting new estimates, events or circumstances after the date of this earnings release.

The risks included here are not exhaustive. Additional factors could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Investor Relations

410-571-6189

investors@hannonarmstrong.com

EXPLANATORY NOTES

Financial Results Prior to the Date of the IPO

The Company completed its initial public offering of its shares of common stock (the “IPO”) on April 23, 2013. Concurrently, Hannon Armstrong Capital, LLC (the “Predecessor”), the entity that operated the historical business prior to the consummation of the IPO, became a subsidiary of the Company. To the extent any of the financial data included in this earnings release is as of a date or from a period prior to April 23, 2013, such financial data is that of the Predecessor. The financial data for the Predecessor for such periods do not reflect the material changes to the business as a result of the capital raised in the IPO including the broadened types of projects undertaken, the enhanced financial structuring flexibility and the ability to retain a larger share of the economics from the origination activities. Accordingly, the financial data for the Predecessor is not necessarily indicative of the Company’s results of operations, cash flows or financial position following the completion of the IPO.

Core Earnings

Core Earnings is a non-GAAP financial measure. The Company calculates Core Earnings as GAAP net income (loss) excluding non-cash equity compensation expense, amortization of intangibles, provision for credit losses and any non-cash tax charges. The amount is also adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges as approved by a majority of the Company’s independent directors.

The Company believes that Core Earnings provides an additional measure of its core operating performance by eliminating the impact of certain noncash expenses and facilitating a comparison of its financial results to those of other comparable REITs with fewer or no non-cash charges and comparison of its own operating results from period to period. The Company’s management uses Core Earnings in this way. The Company believes that its investors also use Core Earnings or a comparable supplemental performance measure to evaluate and compare the Company’s performance to its peers, and as such, the Company believes that the disclosure of Core Earnings is useful to its investors.

Core Earnings does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), or an indication of the Company’s cash flow from operating activities (determined in accordance with GAAP), a measure of the Company’s liquidity, or an indication of funds available to fund its cash needs, including its ability to make cash distributions. In addition, the Company’s methodology for calculating Core Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, the Company’s reported Core Earnings may not be comparable to the Core Earnings reported by other REITs.

The Company calculated its Core Earnings and provides a reconciliation of its net income to Core Earnings for the three months ended March 31, 2014, in the table below:

	For the three months ended March 31,
	2014	Per Share
	(in thousands)
Net income attributable to controlling shareholders	$2,753	$0.17
Adjustments attributable to controlling shareholders(1):
Non-cash equity-based compensation charge	441
Amortization of intangibles	49
Non-cash provision for taxes	58

Core Earnings(2)	$3,301	$0.20

(1)	Includes only the portion of the adjustment that is allocated to the controlling shareholders.
(2)	Core Earnings per share for the quarter is based on 16,494,309 shares, which represent the weighted average number of fully-diluted shares outstanding and excludes the share equivalent of the minority interest in the Operating Partnership as the income attributable to the minority interest is also excluded.

The table below provides a reconciliation of the GAAP Other Expenses, net to Core Other Expenses, net for the three months ended March 31, 2014, December 31, September 30 and June 30, 2013:

	For the three months ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
	(in thousands)
Other Expenses, Net (GAAP)	$2,826	$3,000	$2,902	$8,639
Adjustments:
Non-cash equity-based compensation charge	(450)	(450)	(450)	(6,179)
Amortization of intangibles	(51)	(51)	(51)	(54)

Other Expenses, net (Core Earnings)	$2,325	$2,499	$2,401	$2,406

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(UNAUDITED)

	For the Three Months Ended March 31,
	2014	2013
Net Investment Revenue:
Financing receivables	$4,618	$2,711
Investments	1,294	—

Total investment interest income	5,912	2,711
Investment interest expense	(3,530)	(2,236)

Net Investment Revenue	2,382	475
Provision for credit losses	—	—

Net Investment Revenue, net of provision for credit losses	2,382	475
Other Investment Revenue:
Gain on securitization of receivables	1,974	—
Fee income	1,343	281

Other Investment Revenue	3,317	281

Total Revenue, net of investment interest expense and provision	5,699	756

Compensation and benefits	(1,613)	(1,152)
General and administrative	(1,153)	(690)
Depreciation and amortization of intangibles	(62)	(105)
Other interest expense	—	(49)
Other income	2	21

Other Expenses, net	(2,826)	(1,975)

Net income (loss) before income taxes	2,873	(1,219)
Income tax expense	(60)	—

Net Income (Loss)	$2,813	$(1,219)

Net income attributable to non-controlling interest holders	60

Net Income attributable to controlling shareholders	$2,753

Basic earnings per common share	$0.17

Diluted earnings per common share	$0.17

Weighted average common shares outstanding—basic	15,892,927
Weighted average common shares outstanding—diluted	16,494,309

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(UNAUDITED)

	For the Three Months Ended
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Net Investment Revenue:
Total investment interest income	$5,912	$6,073	$5,180	$3,401
Investment interest expense	(3,530)	(2,920)	(2,590)	(2,069)

Net Investment Revenue	2,382	3,153	2,590	1,332
Provision for credit losses	—	(11,000)	—	—

Net Investment Revenue, net of provision	2,382	(7,847)	2,590	1,332
Other Investment Revenue:
Gain on securitization of receivables	1,974	2,827	1,885	885
Fee income	1,343	234	321	648

Other Investment Revenue	3,317	3,061	2,206	1,533

Total Revenue, net of investment interest expense and provision	5,699	(4,786)	4,796	2,865

Compensation and benefits	(1,613)	(1,890)	(1,979)	(7,292)
General and administrative	(1,153)	(1,051)	(866)	(1,238)
Depreciation and amortization of intangibles	(62)	(63)	(61)	(111)
Other interest expense	—	—	—	(7)
Other income	2	4	4	9

Other Expenses, net	(2,826)	(3,000)	(2,902)	(8,639)

Net income (loss) before income tax	2,873	(7,786)	1,894	(5,774)
Income tax (expense) benefit	(60)	251	—	—

Net Income (Loss)	$2,813	$(7,535)	$1,894	$(5,774)

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(UNAUDITED)

	March 31, 2014	December 31, 2013
Assets
Financing receivables	$395,562	$347,871
Investments	91,277	91,964
Financing receivables and investments held-for-sale	—	27,971
Securitization assets	5,617	6,144
Cash and cash equivalents	39,575	31,846
Restricted cash and cash equivalents	43,061	49,865
Intangible assets, net	1,655	1,706
Goodwill	3,798	3,798
Other assets	9,835	10,267

Total Assets	$590,380	$571,432

Liabilities and Equity
Liabilities:
Accounts payable, dividends payable and accrued expenses	$8,486	$7,296
Deferred funding obligations	64,801	74,675
Credit facility	117,143	77,114
Asset-backed nonrecourse notes (secured by financing receivables of $108.4 million and $109.5 million, respectively)	98,742	100,081
Other nonrecourse debt (secured by financing receivables of $147.3 million and $156.4 million, respectively)	150,706	159,843
Deferred tax liability	—	1,799

Total Liabilities	439,878	420,808

Non-controlling interest redeemable for cash	3,120	—
Equity:
Preferred stock, par value $0.01 per share, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, par value $0.01 per share, 450,000,000 shares authorized, 15,892,927 shares issued and outstanding	159	159
Additional paid in capital	160,648	160,120
Retained deficit	(14,738)	(13,864)
Accumulated other comprehensive income	97	110
Non-controlling interest	1,216	4,099

Total Equity	147,382	150,624

Total Liabilities and Equity	$590,380	$571,432